UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WATERMARK LODGING TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

Watermark Lodging Trust, Inc.'s proxy solicitation firm first mailed the solicitation materials contained herein to shareholders on August 25, 2022.

WE ARE MISSING YOUR VOTE! PLEASE VOTE TODAY. Dear WLT Stockholder, The Watermark Lodging Trust, Inc. ("WLT") Special Meeting of Stockholders is quickly approaching. We will be holding this meeting to approve matters related to the proposed merger of WLT with private real estate funds managed by affiliates of Brookfield Asset Management Inc. At the time of this mailing, we do not have enough favorable votes to hold the meeting as planned. Our records indicate that you have not yet voted your shares. We encourage you to carefully review the proxy materials that have been sent to you and then exercise your right to vote as soon as possible. As stated in the proxy materials, the proposed merger requires an affirmative vote from the holders of common stock entitled to cast a majority of all votes entitled to be cast on the merger proposal. As a result, failure to vote your WLT shares will have the same effect as a vote “AGAINST” the merger proposal. Please promptly submit your proxy so that we can discontinue further phone calls and mailings to you. Should you have any questions about voting or wish to receive a new set of proxy materials, please call 1-866-407-1557 Monday through Friday, between 9:00 a.m. – 10:00 p.m. ET, so that a proxy specialist can assist you. Thank you for your support of WLT. Sincerely, Watermark Lodging Trust, Inc. R50877-LTR Scan this code with a smartphone camera to view a message from our Chairman and Chief Executive Officer, Michael G. Medzigian PROXY QUESTIONS? Call 1-866-407-1557 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL FOUR WAYS TO VOTE PHONE WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. QR CODE

FINAL NOTICE: DEADLINE APPROACHING Please vote your Watermark Lodging Trust shares immediately. What am I being asked to approve? • As a Watermark Lodging Trust stockholder, you’re being asked to approve the proposed merger of Watermark Lodging Trust with private real estate funds managed by aﬀiliates of Brookfield Asset Management Inc. The proposed merger would provide Watermark Lodging Trust common stockholders with immediate and certain cash liquidity at a favorable valuation. What action is required? • Please cast a vote representing your Watermark Lodging Trust shares today using any one of the methods described on the reverse side of this insert. Your prompt, favorable response will help us meet stockholder approval requirements before the September 9, 2022 meeting date, thereby reducing the risk of meeting adjournment and significant additional solicitation costs. If you have any questions about voting, please call 1-866-407-1557 so a proxy specialist can assist you. If you do not vote, the eﬀect will be the same as voting against the merger.

PLEASE SUBMIT A PROXY FOR YOUR ACCOUNT NOW! VOTE BY INTERNET 1. Go to www.proxyvote.com 2. Please have your proxy card/voting instruction form available 3. Follow the simple instructions VOTE BY TELEPHONE Call toll free (800) 690-6903 There is no charge for this call; please have your proxy card/voting instruction form in hand. VOTE BY MAIL Please mark, sign and date the accompanying proxy card and return it in the enclosed postage paid return envelope. If you sign and return the proxy card without indicating your choices, you will have been deemed to have voted in favor of the proposed transaction. VOTE BY QR CODE 1. Scan QR code with mobile device 2. Please have your proxy card/voting instruction form available 3. Follow the simple instructions Note: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number. Watermark Lodging Trust, Inc. will hold a special meeting of stockholders virtually on September 9, 2022 to vote on the proposed stockholder cash liquidity transaction. We offer four easy methods for you to vote. You will need your unique Control Number provided on the enclosed proxy card in order to vote your shares. If you do not vote, the effect will be the same as voting against the proposed merger.